EXHIBIT 99.1

                                MERGER AGREEMENT

      THIS MERGER AGREEMENT (the "Agreement") is entered into this 12th day of October, 2005, by and among PARADIGM HOLDINGS CORPORATION, a Wyoming corporation ("Parent"), PARADIGM SOLUTIONS INTERNATIONAL, INC., a Maryland corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), BLAIR MANAGEMENT SERVICES, INC., t/d/b/a BLAIR TECHNOLOGY GROUP, a Pennsylvania corporation (the "Company"), and the individuals listed on Exhibit A attached hereto (individually, a "Shareholder" and collectively, the "Shareholders").


                                    RECITALS:

      A. The Shareholders own all of the outstanding capital stock of the Company. The authorized capital stock of the Company consists of 1000 shares of common stock, par value $0.10 per share, 300 of which are issued and outstanding (the "Company Common Stock").

      B. The Shareholders desire to exchange the Company Common Stock for newly-issued shares of common stock, par value $0.01 per share of Parent (the "Parent Common Stock") and cash, on the terms and conditions set forth herein.

      C. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall merge with and into Merger Sub (the "Merger") with Merger Sub surviving, in accordance with the Maryland General Corporation Law (the "MGCL").

      D. For the purposes hereof, references to the Company shall mean Blair Management Services, Inc., t/d/b/a Blair Technology Group, up to and including the Closing Date and thereafter shall mean Merger Sub, which shall include the operations of the Company.


                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. THE MERGER AND RELATED TRANSACTIONS.

      1.1. Merger. In accordance with the provisions of this Agreement, the MGCL and other applicable law, on the Closing Date (as defined below), the Company shall be merged with and into Merger Sub, which shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Maryland as a wholly-owned subsidiary of Parent. As of the Closing, the name of the Merger Sub shall continue to be Paradigm Solutions Corporation, and the separate existence of the Company shall cease. On the Closing Date and by virtue of the Merger and without any action on the part of the Shareholders, all of the then issued and outstanding shares of capital stock of the Company shall be automatically canceled and shall entitle the Shareholders to receive the Merger Consideration set forth in Section 1.2 hereof.

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      1.2. Merger  Consideration and Manner of Payment.  In consideration of the
Merger, Parent shall issue, and deliver, to the Escrow Agent (as defined below), in the denominations set forth opposite each Shareholder's name on Exhibit A attached hereto, the following: (i) Five Hundred Thousand (500,000) newly-issued shares of Parent Common Stock (the "Parent Shares") and; (ii) cash in the aggregate amount equal to One Million Dollars (US $1,000,000) (the "Cash Payment"). The Parent shall also issue the Contingent Shares, as defined below, promptly after making a determination as to the number, if any, of such Contingent Shares that are earned. The Parent Shares, the Contingent Shares and the Cash Payment are sometimes referred to herein as the "Merger Consideration."

      1.3. Escrow Arrangement. At the Closing, Sixty Thousand (60,000) of the Parent Shares (such portion of the Parent Shares are referred to herein as the "Escrowed Shares): shall be deposited with Kirkpatrick & Lockhart Nicholson Graham LLP (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement (the "Escrow Agreement"), among Parent, Merger Sub, the Shareholders and the Escrow Agent. Subject to the satisfaction of the terms and conditions of this Agreement and the Escrow Agreement, the Escrow Agent shall deliver the Escrowed Shares to the Shareholders on the one (1) year anniversary of the Closing.

      1.4. Closing. The parties to this Agreement shall file Articles of Merger (as defined below) pursuant to the MGCL and the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), cause the Merger to become effective and consummate the other transactions contemplated by this Agreement (the "Closing") no later than October 15, 2005; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in Sections 6, 7 and 8 hereof. The date of the Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of Parent, or at such other place as may be mutually agreed upon by Parent and the Shareholders. At the Closing, (i) the Shareholders shall deliver to Parent the original stock certificates representing the Company Common Stock; and (ii) Parent shall deliver to Parent's transfer agent instructions with respect to issuing stock certificates representing the Parent Shares, excluding the Escrowed Shares, and shall deliver, via wire transfer, an aggregate of One Million Dollars (US $1,000,000) to the Shareholders in the denominations set forth opposite each Shareholder's name on Exhibit A attached hereto.

      1.5. Plan of Merger; Articles of Merger. The parties to this Agreement shall cause the Company and Merger Sub to enter into a Plan of Merger on the date hereof, a copy of which is attached hereto as Exhibit "B" (the "Plan of Merger"), and, at the Closing, to execute the Articles of Merger in the form attached hereof as Exhibit "C" (the "Articles of Merger"). The Articles of Merger shall be filed with the Secretary of State of Maryland and the Secretary of the Commonwealth of Pennsylvania on the Closing Date in accordance with the MGCL and PBCL.

      1.6. Approval of Merger. By his execution of this Agreement, each Shareholder hereby ratifies, approves and adopts the Plan of Merger for all purposes under the MGCL and PBCL. On or before the execution of this Agreement, the respective Boards of Directors of Parent, Merger Sub and the Company shall have approved this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby.

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      1.7.  Contingent Shares. As part of the Merger  Consideration,  the Parent shall issue to the Shareholders up to 350,000 newly-issued shares of Parent Common Stock (the "Contingent Shares"), the exact number of which shall be determined by reference to the net income of the Company during the twelve (12) month period beginning on November 1, 2005 and ending October 31, 2006 (such 12 month period is referred to herein as the "Measurement Period"). The allocation among Shareholders of the Contingent Shares earned shall be made to them pro rata, based upon their respective current stock ownership of the Company. The total number of Contingent Shares earned shall be based upon the amount of net income earned by the Company during the Measurement Period (such net income amount earned during the Measurement Period is referred to herein as the "Blair Net Income"). If the Blair Net Income is less than $275,000 there shall be no Contingent Shares issued. If the Blair Net Income is at least $275,000, but less than $300,000 there shall be 125,000 Contingent Shares Issued. If the Blair Net Income is at least $300,000 but less than $325,000 there shall be 250,000 Contingent Shares issued. If the Blair Net Income is $325,000 or more there shall be 350,000 Contingent Shares Issued.

      For purposes of determining the Blair Net Income, it is assumed that the operations of the Company during the Measurement Period will be conducted, and the determination of net income by such operations will be made, consistently with the Company's historical practices. In the event that there is a redirection of employee efforts during the Measurement Period such that the efforts of the Shareholders and/or the former employees of the Company are directed toward the business of the Parent, other than to the Company, the Blair Net Income determination shall be adjusted accordingly to give effect to such redirection on a pro forma basis by including revenues for the work done by such redirected employee(s) equal to the number of hours spent by each redirected employee, as reflected on the time sheets or logs reasonably required to be provided by the Parent, multiplied by that employee's standard billing rate. The hours reflected on such time sheets or logs, as the case may be, shall be approved by the Merger Sub's Senior Vice President and Chief Operating Officer, respectively. Further, in the event that there are any allocations by the Parent of administrative or other expenses to the former operations of the Company, such allocations shall be removed in order to determine the Blair Net Income.

      The Parent hereby agrees that it shall provide the Shareholders a reasonable opportunity to obtain the Blair Net Income in order to earn the Contingent Shares.

      The determination of Blair Net Income shall include full credit for the revenues associated with each sale by the current employees of the Company of the Parent's products and/or services after the Closing Date, including those in process as of the Closing Date, and one half credit for such sales to the extent such sales result from the joint efforts of such employees, together with the employees of the Parent.

      1.8. Working Capital Adjustment. The parties hereto agree that prior to the Closing the Shareholders shall be paid in cash at an amount that is equal to the Company's total net stockholders' equity as of August 31, 2005 which amount is $885,544.26, of which up to $300,000 will be paid in cash and the balance will be paid pursuant to a promissory note substantially in the form of Exhibit "D" attached hereto to each Shareholder for each Shareholder's pro rata amount. If, upon determining the Company's total net equity as of a date that is within 30 days of the Closing, such amount is less than $885,544.26 the Shareholders shall pay to Parent the difference or, upon the Shareholders' election, shall settle such obligation by directing the Escrow Agent to release that number of Escrowed Shares, valued in the manner described in Section 9.5.3., needed to settle such obligation.

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2. ADDITIONAL AGREEMENTS.

      2.1. Access and Inspection, Etc. The Company and the Shareholders have allowed and shall allow Parent and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company for the purpose of making such investigations as Parent may reasonably request in connection with the transactions contemplated hereby, and shall cause the Company to furnish Parent such information concerning its affairs as Parent may reasonably request. The Company and the Shareholders have caused and shall cause the personnel of the Company to assist Parent in making such investigation and shall use their reasonable best efforts to cause the counsel, accountants, and other non-employee representatives of the Company to be reasonably available to Parent for such purposes. The Shareholders shall cause the Company to comply with all obligations of the Company under this Agreement.

      2.2. Confidential Treatment of Information. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Exhibits and Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process. In the event this Agreement is terminated pursuant to Section 10 hereof, each party shall promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

      2.3. Public Announcements. After the date hereof and prior to the Closing, none of the parties hereto shall make any press release, statement to employees or other disclosure of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by law. No party hereto shall make any such disclosure unless the other shall have received prior notice of the contemplated disclosure and has had adequate time and opportunity to comment on such disclosure, which shall be satisfactory in form and content to such other party and its counsel.

      2.4. Securities Law Compliance. The issuance of the Parent Shares to the Shareholders hereunder shall not be registered under the Securities Act of 1933, as amended (the "1933 Act"), by reason of the exemption provided by Section 4(2) thereof, and such shares may not be further transferred unless such transfer is registered under applicable securities laws or, in the opinion of Parent's counsel, such transfer complies with an exemption from such registration. All certificates evidencing the Parent Shares to be issued to the Shareholders shall be legended to reflect the foregoing restriction.

      2.5. Piggy-Back Registration Rights. Commencing on the Closing Date and subject to the terms and conditions of this Agreement, Parent shall notify the holder of Registrable Securities (as defined below) in writing at least ten (10) days prior to the filing of any registration statement under the 1933 Act for purposes of a public offering of securities of Parent (including, but not limited to, registration statements relating to secondary offerings of securities of Parent, but excluding any registration statement relating to any
(i) employee benefit plan, (ii) with respect to any corporate reorganization or other transaction under Rule 145 of the 1933 Act), or (iii) any financing transaction and will afford each such holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such holder. Each holder of Registrable Securities desiring to include in any such registration statement, all of part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from Parent, so notify Parent in writing. Such notice shall state the intended method of disposition of the Registrable Securities held by such holder. If a holder decides not to include all of its Registrable Securities in the registration statement thereafter filed by Parent, such holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Parent with respect to offerings of its securities, all upon the terms and conditions set forth herein. "Registrable Securities" means the Parent Shares issuable to the Shareholders pursuant to this Agreement.

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      2.6.  Registration  Upon A Change of Control.  In the event of a Change of
Control (as defined below) of Parent, and subject to the terms and conditions of this Agreement, Parent shall file a registration statement under the 1933 Act covering the Registrable Securities. For the purpose of this Agreement, a "Change in Control" of Parent has occurred when: (x) any person (defined for the purposes of this Section 2.6 to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than Parent, or an employee benefit plan established by the Board of Directors of Parent, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by Parent having twenty percent (20%) or more of the voting power of all of the voting securities issued by Parent in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (y) a majority of the directors elected at any meeting of the holders of voting securities of Parent are persons who were not nominated for such election by the Board of Directors of Parent or a duly constituted committee of the Board of Directors of Parent having authority in such matters; or (z) Parent merges or consolidates with or transfers substantially all of its assets to another person.

      2.7. Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

      2.8. Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Company Common Stock and to consummate the transactions contemplated by this Agreement.

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      2.9. Noncompetition.

            2.9.1. Competitive Business. From and after the Closing Date and for a period one (1) year thereafter (the "Restricted Period"), no Shareholder shall directly or indirectly compete with Parent and/or the Surviving Corporation by owning, managing, controlling or participating in the ownership, management or control of or be employed by or engaged in any Competitive Business (as defined herein) in the continental United States. As used herein, a "Competitive Business" is any other corporation, partnership, proprietorship, firm or other business entity which is engaged in a "core business of Parent and/or the Surviving Corporation". A "core business of Parent and/or the Surviving
Corporation" is the business of continuity planning software and related services.

      Notwithstanding the above, any Shareholder may become employed by or engaged by a Competitive Business so long as the Shareholder (a) was not directly involved with or participating in the areas of the "core business of Parent and/or the Surviving Corporation" which makes the other business a Competitive Business, or (b) if the Shareholder is not involved directly in that part of the Competitive Business which is competitive with the "core business of Parent and/or the Surviving Corporation." In addition, a Shareholder may be employed by or engaged by any business which after the Closing Date becomes a Competitive Business, if such employment or engagement occurred prior to Parent and/or the Surviving Corporation entering into a new "core business of Parent and/or the Surviving Corporation" (whether by acquisition or through Parent and/or the Surviving Corporation's own initiative), which caused such other business to become a Competitive Business. Also, this Section is not violated if a Shareholder owns no more than five percent (5%) of the stock of any publicly traded Competitive Business.

            2.9.2. Non-Interference. From and after the date hereof and during the Restricted Period, no Shareholder shall induce or solicit any employee of Parent and/or the Surviving Corporation or any person doing business with Parent and/or the Surviving Corporation to terminate his or her employment or business relationship with Parent and/or the Surviving Corporation or otherwise interfere with any such relationship.

            2.9.3. Confidentiality. The Shareholders agree and acknowledge that, by reason of the nature of the Shareholders' ownership interest in Parent and/or the Surviving Corporation, each Shareholder will have or may have access to and become informed of confidential and secret information which is a competitive asset of Parent and/or the Surviving Corporation ("Confidential Information"), including, without limitation, technology, any lists of customers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of Parent and/or the Surviving Corporation and any of the foregoing which belong to any person or company but to which the Shareholders have had access by reason of their relationship with Parent and/or the Surviving Corporation. The Shareholders agree faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use any such Confidential Information. The Shareholders acknowledge that all manuals, instruction books, price lists, information and records and other information and aids relating to Parent and/or the Surviving Corporation's business, and any and all other documents containing Confidential Information furnished to the Shareholders by Parent and/or the Surviving Corporation or otherwise acquired or developed by the Shareholders, shall at all times be the property of Parent and/or the Surviving Corporation. Upon the termination of this Agreement, each Shareholder shall return to Parent and/or the Surviving Corporation any such property or documents which are in their possession, custody or control, but the Shareholders' obligation of confidentiality shall survive such termination and unless any such Confidential Information shall have become, through no fault of the Shareholder, generally known to the trade. The obligations of the Shareholders under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which each Shareholder may have to Parent and/or the Surviving Corporation under general legal or equitable principles. Notwithstanding the above, however, Parent and/or the Surviving Corporation acknowledges that each Shareholder may have extensive experience in the general industry in which Parent and/or the Surviving Corporation operate, and these restrictions are not intended to prevent a Shareholder from using his knowledge of the industry. These restrictions only apply to Confidential Information which is owned by Parent and/or the Surviving Corporation, or was learned by a Shareholder as a shareholder of Parent.

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            2.9.4.  Remedies.  It is expressly  agreed by the  Shareholders  and
Parent that the provisions in this Section 2 are reasonable for purposes of preserving for Parent and/or the Surviving Corporation its business, goodwill and Confidential Information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event any breach of these provisions by any Shareholder, the parties recognize and acknowledge that a remedy at law will be inadequate and Parent and/or the Surviving Corporation may suffer irreparable injury. The Shareholders consent to injunctive and other appropriate equitable relief without the posting of a bond upon the institution of proceedings therefor by Parent and/or the Surviving Corporation in order to protect Parent and/or the Surviving Corporation's rights. Such relief shall be in addition to any other relief to which any party may be entitled at law, in equity, or under any other agreement between or among any Shareholder, the Company and Parent and/or the Surviving Corporation. The provisions of Sections
2.9.3 and 2.9.4 shall survive the termination of this Agreement.

      2.10. Certain Tax Matters.

                  (a) Section 338 Election. The Company and the Shareholders agree to refrain from making any election under Code ss.338(h)(10) or ss.338(n) of the Internal Revenue Code of 1986, as amended (the "Code") (or any corresponding election under state, local, and foreign tax law) with respect to the Merger, it being agreed and acknowledged that the parties intend to effect the transactions contemplated hereunder as a reorganization pursuant to Section 368 of the Code with at least forty percent (40%) of the Merger Consideration, in terms of fair value determined pursuant to the Code and the regulations and rulings thereunder, in the form of the capital stock of the Parent.

                  (b) Allocation of Merger Consideration. Parent and the Shareholders agree that the Merger Consideration and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including tax and financial accounting) in a manner consistent with the fair market values set forth on Schedule 2.8 hereto. Parent, the Company and the Shareholders shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such values).

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                  (c) Tax Periods Ending on or before the Closing Date. Prior to the Closing Date, the Company shall prepare or cause to be prepared and filed or cause to be filed all tax returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Company shall accrue a liability on its financial statements for any taxes of the Company with respect to such period. The foregoing preparation and accrual will, to the extent practicable, be completed prior to the Closing Date by way of estimates, if necessary, and adjustments will be made to reconcile such estimates to the actual amounts as soon as is practicable after the Closing Date.

                  (d) Cooperation on Tax Matters.

                  (i) Parent, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 2.10 and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Shareholders agree (A) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent or any Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or any Shareholder, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Parent and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (e) The parties hereto acknowledge and agree that the Parent shall only be responsible for the payment of taxes with respect to the Company arising after the Closing Date. Further, the parties hereto acknowledge and agree that any tax liabilities of the Company arising before the Closing Date shall remain the obligation of the Shareholders, subject to the limitations set forth in Section 9.5.2.

      2.11. Employment Matters. At the Closing, Merger Sub shall execute and deliver employment agreements with Messrs. Tom Kristofco, Bob Duffy and Steve Fochler substantially in the forms of Exhibit E, Exhibit F and Exhibit G attached hereto.

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      2.12.  Release of Claims By Each Shareholder.  Effective as of the Closing
Date, and except for any obligations arising out of this Agreement, each Shareholder, and his successors, predecessors, assigns, agents, advisors, legal representatives, partners and all persons acting by, through or under him, hereby release the Company and each of its successors, predecessors, assigns,
agents,  advisors,  officers,   directors,   employees,  legal  representatives,
partners and all persons acting by, through or under each of them,  from any and
all  claims,   obligations,   causes  of  action,   actions,  suits,  contracts,
controversies, agreements, promises, damages, demands, costs, attorneys' fees and liabilities of any nature whatsoever from the beginning of time up to and including the Closing Date, in law or at equity, whether known now or on the Closing Date, anticipated or unanticipated, suspected or claimed, fixed or contingent, liquidated or unliquidated, arising out of, in connection with or relating to any matter, cause or thing whatsoever.

3.    REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE SHAREHOLDERS.

      To induce Parent and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and each of the Shareholders severally, but not jointly, represent and warrant to and covenant with Parent and Merger Sub as follows, except as specified to the contrary in the corresponding section of the disclosure schedule (the "Schedule") attached hereto and incorporated herein by reference:

      3.1. Organization; Compliance. The Company is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company. Schedule 3.1 lists all locations where the Company has an office or place of business and the nature of the ownership interest in such property (fee, lease, or other).

      3.2. Capitalization and Related Matters.

                        3.2.1.1. The Company has an authorized capital consisting of 1,000 shares of common stock, par value per share, $0.10, of which 300 shares of Company Common Stock are issued and outstanding as of the date hereof. All shares of Company Common Stock are duly and validly issued, fully paid and nonassessable. No shares of Company Common Stock (i) were issued in violation of the preemptive rights of any shareholder, or (ii) except as disclosed in
            Section 3.2(a) of the Disclosure Schedule, are held as treasury stock.

                        3.2.1.2. There are not outstanding any securities convertible into capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock. The Company: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; and (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

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                        3.2.1.3.  The Shareholders  are, and will be at Closing,
            the record and beneficial owner of 300 shares of Company Common Stock, free and clear of all claims, liens, options, agreements, restrictions, and encumbrances whatsoever and no Shareholder is a party to any agreement, understanding or arrangement, direct or indirect, relating to the Company Common Stock, including, without limitation, agreements, understandings or arrangements regarding voting or sale of such stock.

      3.3. Subsidiaries. The Company owns (a) no shares of capital stock of any other corporation, including any joint stock company, and (b) no other proprietary interest in any company, partnership, trust or other entity, including any limited liability company.

      3.4. Execution; No Inconsistent Agreements; Etc.

                        3.4.1.1. This Agreement is a valid and binding agreement
            of the Company and the Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies. The Company and the Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents to be delivered by them in connection with the Closing and to perform their obligations under this Agreement.

                        3.4.1.2. Except as set forth in Schedule 3.4, the execution and delivery of this Agreement by the Company and the Shareholders does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company or any Shareholder is a party, pursuant to which the Company or any Shareholder otherwise receives benefits, or to which any of the properties of the Company or any Shareholder is subject, or, to the knowledge of the Company and the Shareholders, violate any judgment, order, decree, statute or regulation applicable to the Company or any Shareholder or by which any of them may be subject.

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      3.5.  Corporate  Records.  The  statutory  records,  including  the  stock register and minute books of the Company, fully reflect all issuances, transfers and redemptions of its capital stock, currently show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, the bylaws as amended and currently in force. To the knowledge of the Shareholders, the books of account, minute books, stock record, books, and other records of the Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders, the Board of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such Shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

      3.6. Financial Statements.

                        3.6.1.1. The Company and the Shareholders have delivered
            to Parent the audited balance sheet of the Company as of December 31, 2003 (the balance sheet as of December 31, 2003 is hereinafter referred to as the "Balance Sheet'), and the related statements of income, shareholders' equity and cash flows of the Company for the fiscal year ended December 31, 2003 and the independent auditors' report thereon. All the foregoing financial statements are referred to herein collectively as the "Company Financial Statements". The Company and the Shareholders have also delivered to the Parent, a balance sheet of the Company as of December 31, 2004 and the related statements of income, shareholders' equity and cash flows of the Company for the fiscal year ended December 31, 2004 and the independent accountant's review report thereon, as well as the unaudited statement of income for the eight (8) months ended August 31, 2005.

                        3.6.1.2. The Company Financial Statements have been and will be prepared in accordance with applicable generally accepted accounting principles ("GAAP") throughout the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet), applied on a consistent basis, and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended, and are true and complete and are consistent with the books and records of the Company.

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                        3.6.1.3.  Until  Closing,  the Company  will  furnish to
            Parent unaudited interim income statements of the Company for each month subsequent to August 31, 2005 through the Closing Date as soon as practicable but in any event within thirty (30) days after the close of any such month.

      3.7. Liabilities. Except as set forth on Schedule 3.7 the Company has no debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the Balance Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since December 31, 2004, none of which have had or will have a material adverse effect on the financial condition of the Company.

      3.8. Absence of Changes. Except as described in Schedule 3.8, from December 31, 2004 to the date of this Agreement:

                        3.8.1.1. there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company;

                        3.8.1.2. there has not been any: (i) change in the Company's authorized or issued capital stock, retirement, or other acquisition by the Company of any shares of any such capital stock;
            (ii) a declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock, except as set forth on Schedule 3.27; (iii) amendment to the Articles of Incorporation or Bylaws of the Company; (iv) increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar agreement with any director, officer, or employee; (v) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company; (vi) sale, lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company; (vii) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000; (viii) material change in the accounting methods used by the Company; or (ix) agreement, whether oral or written, by the Company to do any of the foregoing; and

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                        3.8.1.3. the Company has complied with the covenants and
            restrictions set forth in Section 5 to the same extent as if this Agreement had been executed on, and had been in effect since, August 31, 2005.

      3.9. Title to Properties. The Company has good and marketable title to all of its properties and assets, including, but not limited to, those reflected in the Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all encumbrances, liens or charges of any kind or character except: (a) those securing liabilities of the Company incurred in the ordinary course (with respect to which no default exists); (b) liens of 2004 real estate and personal property taxes; and (c) imperfections of title and encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Company; and (iii) do not have a material adverse effect on the business, properties or assets of the Company.

      3.10. Compliance With Law. The business and activities of the Company have, to the knowledge of the Shareholders, at all times been conducted in accordance with its Articles of Incorporation and Bylaws and any applicable law, regulation, ordinance, order, License (as defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, or body, except where the failure to do so would not result in a material adverse effect on the Company.

      3.11. Taxes. The Company has duly filed all federal, state, and material local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods through December 31, 2004 have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. There are not now any examinations of the income tax returns of the Company pending, or to the knowledge of the Shareholders, any proposed deficiencies or assessments against the Company of additional taxes of any kind.

      3.12. Real Properties. The Company does not have an interest in any real property, except for the Leases (as defined below).

      3.13. Leases of Real Property. All leases pursuant to which the Company is a lessee of any real property (the "Leases") are listed in Schedule 3.13 and are valid and enforceable in accordance with their terms. There is not under any of such Leases any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring. The copies of the Leases heretofore furnished to Parent are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the "Leased Properties").

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      3.14.  Contingencies.  Except as disclosed on Schedule 3.14,  there are no actions, suits, claims or proceedings pending, or to the knowledge of the Shareholders threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of any Shareholder to consummate the transactions contemplated hereby. To the knowledge of the Shareholders, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against the Company. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

      3.15. Intellectual Property Rights. To its knowledge, except as disclosed on Schedule 3.15, the Company has: (a) no exclusive right to use the name Blair Technology Group in the geographic regions in which it operates. The Company has good and marketable title to its trade secrets, free and clear of all encumbrances, liens, or charges of any kind or character.

      3.16. Material Contracts. Schedule 3.16 contains a complete list of all contracts of the Company which involve consideration in excess of the equivalent of $10,000 or have a term of one (1) year or more (the "Material Contracts"). The Company has delivered to Parent a true, correct and complete copy of each of the written contracts, and a summary of each oral contract, listed on Schedule
3.16. Except as disclosed in Schedule 3.16: (a) the Company has performed all material obligations to be performed by it under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Company or any Shareholder to exist.

      3.17. Insurance. Schedule 3.17 contains a complete list of all policies of insurance presently maintained by the Company all of which are, and will be maintained through the Closing Date, in full force and effect; and all premiums due thereon have been paid and the Company has not received any notice of cancellation with respect thereto. The Company has heretofore delivered to Parent or its representatives a true, correct and complete copy of each such insurance policy.

      3.18. Employment and Labor Matters. Schedule 3.18 sets forth the name, position, employment date, and 2004 compensation (base and bonus) of each employee of the Company who earned $25,000 or more in 2004 or is anticipated to earn $25,000 or more in 2005. The Company is not a party to any collective bargaining agreement (whether industry wide or on a company level) or agreement of any kind with any union or labor organization. There has not been any attempt by any union or other labor organization to organize the employees of the Company at any time in the past five (5) years. Except as disclosed in Schedule 3.18, the Company is not a party to or bound by any employment contract, consulting agreement, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

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      3.19. Employee Benefit Matters.

                        3.19.1.1. Except as disclosed in Schedule 3.19, the Company does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding.

                        3.19.1.2. Each employee benefit plan maintained by or on
            behalf of the Company or any other party (including any terminated pension plans) which covers or covered any employees or former employees of the Company (collectively, the "Employee Benefit Plan") is listed in Schedule 3.19. The Company has delivered to Parent true and complete copies of all such plans and any related documents. With respect to each such plan: (i) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of the Shareholders, threatened or anticipated involving such plan; (ii) there are no outstanding requests for information by participants or beneficiaries of such plan; and (iii) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

                        3.19.1.3. The Company has timely made payment in full of
            all contributions to all of the Employee Benefit Plans which the Company was obligated to make prior to the date hereof; and there are no contributions declared or payable by the Company to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

      3.20. Possession of Franchises, Licenses, Etc. The Company: (a) possess all material, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) is not in violation of any provisions thereof; and (c) has maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

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      3.21. Environmental Matters. Except as disclosed in Schedule 3.21: (i) the
Company is not in violation, in any material respect, of any Environmental Law (as defined below); (ii) the Company has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) the Company is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of the Company (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by the Company. As used herein, (a) "Environmental Laws" means, collectively, any federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling,
storage,   disposal,   treatment   or  emission  of  which  is  subject  to  any
Environmental Law.

      3.22. Accounts Receivable. On the Closing Date, the Company and the Shareholders will deliver to Parent a complete and accurate list, as of August 31, 2005, of the accounts and notes receivable due to the Company (including, without limitation, receivables from advances to employees and the Shareholders), which includes an aging of all accounts and notes receivable showing amounts due in thirty (30) day aging categories (collectively, the "Accounts Receivables"). As of the Closing Date, the Accounts Receivables: (a) will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business; (b) will be current and collectible net of any applicable reserves shown on the Company's books and records (which reserves are adequate and calculated consistently with past practice); (c) subject to such reserves, will be collected in full, without any set-off, within one hundred fifty (150) days after the Closing Date; and (d) are not and will not be subject to any contest, claim, defense or right of set-off, other than rebates and returns in the ordinary course of business.

      3.23. Agreements and Transactions with Related Parties. Except as disclosed on Schedule 3.23, and except as disclosed in the Company Financial Statements, the Company is not a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) any Shareholder, (b) any person related by blood, adoption or marriage to any Shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and, collectively, as the "Related Parties"). Without limiting the generality of the foregoing, except as set forth in Schedule 3.23, and except as disclosed in the Company Financial Statements no Related Party, directly or indirectly, owns or controls any assets or properties which are used in the business of the Company.

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      3.24.  Business  Practices.  Except as  disclosed  on Schedule  3.24,  the
Company has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Company's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Company's
products,  purchases,  sales  and  other  transactions.   Without  limiting  the
generality  of  the  foregoing,  the  Company  has  not  engaged,   directly  or
indirectly, in: (a) the practice known as "double-invoicing;" or (b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods or the sale of rebuilt goods as original manufactured equipment.

      3.25. Condition and Sufficiency of Assets. The buildings and equipment leased by the Company are generally in good operating condition and repair, and are adequate for the uses to which they are being put. The buildings and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

      3.26. Accounting System. The Company's accounting software is owned or licensed by the Company, free and clear of all claims, liens and encumbrances, and the transactions contemplated hereby will not result in a breach of any license or other agreement with respect to the accounting software. The Company's accounting software is to the Company's knowledge, in good working order and condition, has been maintained in accordance with the manufacturer's recommended maintenance program, if any, and is suitable for maintaining the books and records of the Company.

      3.27. Dividends and Other Distributions. Schedule 3.27 sets forth the dates and amounts of all dividends and other distributions declared, paid or payable by the Company to the Shareholders between January 1, 2000 and the date hereof, which Schedule 3.27 shall be updated as of the Closing Date to set forth all dividends and other distributions through the Closing Date.

      3.28. Litigation. There is no suit, action or proceeding pending, and no person has overtly-threatened in a writing delivered to the Company or the Shareholders to commence any suit, action or proceeding, against or affecting the Company that would, individually or in the aggregate, have a material adverse effect on the Company, nor is there any judgment, decree, injunction, or order of any governmental entity or arbitrator outstanding against, or, to the knowledge of the Company, pending investigation by any governmental entity involving, the Company or any Shareholders that individually or in the aggregate would have a material adverse effect on the Company.

      3.29. Full Disclosure. No representation or warranty of the Shareholders contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain as of the date hereof and as of the Closing Date any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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4.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

      To induce the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of Parent and Merger Sub represents and warrants to and covenants with the Shareholders as follows:

      4.1. Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Parent and each of its subsidiaries is entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and Parent and each of its subsidiaries is duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where such failure would not result in a material adverse effect on Parent or its subsidiaries.

      4.2. Capitalization and Related Matters.

                        4.2.1.1. Parent has authorized capital stock consisting of 50,000,000 shares of common stock, par value $0.01 per share, of which 20,003,368 shares were issued and outstanding as of the date hereof. Parent owns all of the outstanding capital stock of Merger Sub. The Parent Shares will be, when issued, duly and validly authorized and fully paid and non-assessable, and will be issued to the Shareholder free of all encumbrances, claims and liens whatsoever.

                        4.2.1.2.  Except  as  disclosed  in  documents  filed by
            Parent  with  the  Securities  and  Exchange  Commission  (the  "SEC
            Documents"), and except for employee stock options to purchase shares of the Parent's Common Stock, Parent does not have outstanding any securities convertible into capital stock, nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock.

      4.3. Execution; No Inconsistent Agreements; Etc.

                        4.3.1.1. Subject to Parent's Board of Directors approval
            contemplated by Section 7.6 hereof, the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Parent, Merger Sub and this Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

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                        4.3.1.2. The execution and delivery of this Agreement by
            Parent and Merger Sub does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of Parent or Merger Sub, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination,
            cancellation  or  acceleration   under)  any  material  note,  bond,
            mortgage, lease, indenture, agreement or obligation to which Parent or any of its subsidiaries is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

      4.4.  Financial  Statements.  Parent  has  delivered  to the  Company  the consolidated audited balance sheets of Parent as of December 31, 2004, the consolidated unaudited balance sheet as of June 30, 2005, the consolidated audited statement of income for the three fiscal years ended December 31, 2004, and the unaudited statement of income for the six (6) months ended June 30, 2005 (collectively, the "Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect in all material respects the consolidated financial condition of Parent and its subsidiaries as at the dates thereof and the consolidated results of Parent's operations for the periods then ended.
Since June 30, 2005, or as disclosed in the SEC Documents or press releases issued by Parent, there has been no material adverse change in the assets or liabilities, in the business or condition, financial or otherwise, of Parent, or in its results of operations.

      4.5. Liabilities. Except as disclosed in the SEC Documents or press releases issued by Parent, Parent nor any of its subsidiaries has any material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except (a) those reflected on the Parent Financial Statements, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since June 30, 2005, none of which have had or will have a material adverse affect on the financial condition of Parent and its subsidiaries taken as a whole.

      4.6. Contingencies. Except as set forth in the SEC Documents, there are no actions, suits, claims or proceedings pending or, to the knowledge of Parent's management, threatened against, by or affecting Parent or any of its subsidiaries in any court or before any arbitrator or governmental agency which could have a material adverse effect on Parent or its subsidiaries or which could materially and adversely affect the right or ability of Parent to consummate the transactions contemplated hereby. To the knowledge of Parent, there is no valid basis upon which any such action, suit, claim or proceeding may be commenced or asserted against Parent or its subsidiaries. Except as set forth in the SEC Documents, there are no unsatisfied judgments against Parent and no consent decrees or similar agreements to which Parent or its subsidiaries is subject and which could have a material adverse effect on Parent or its subsidiaries or which could materially and adversely affect the right or ability of Parent to consummate the transactions contemplated hereby.

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      4.7. Full Disclosure. No representation or warranty of Parent contained in this Agreement, and none of the statements or information concerning Parent contained in this Agreement and the Schedules, contains or will contain as of the date hereof and as of the Closing Date any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5. CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING.

      The Company and the Shareholders covenant and agree that between the date hereof and the Closing Date:

      5.1. Business in the Ordinary Course. Except as set forth in Schedule 5.1, the business of the Company shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Schedule 5.1 or as otherwise approved in writing by
Parent:

                        5.1.1.1. the Company shall not enter into any contract, agreement or other arrangement which would entail the receipt or expenditure of ten thousand dollars ($10,000) or more (each a "Material Contract"), except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of the Company;

                        5.1.1.2.  except for sales of  personal  property in the
            ordinary course of its business, the Company shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of the Company or any interest therein;

                        5.1.1.3. the Company shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable the Company to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

                        5.1.1.4. the Company shall maintain in full force and effect all insurance policies referred to in Section 3.17 hereof or other insurance equivalent thereto;

                        5.1.1.5. the books, records and accounts of the Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

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                        5.1.1.6.  the  Company  shall  use its  reasonable  best
            efforts to preserve its business organization,  to preserve the good
            will  of  its  suppliers,   customers  and  others  having  business
            relations with the Company, and to retain the services of key employees and agents of the Company after the Closing Date on terms acceptable to Parent;

                        5.1.1.7. except as they may terminate in accordance with
            the terms of this Agreement, the Company shall keep in full force and effect, and not cause a default of any of its obligations under, each of its Material Contracts;

                        5.1.1.8. the Company shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                        5.1.1.9. the Company shall not create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices;

                        5.1.1.10. the Company shall not make or commit to make any capital expenditures in excess of ten thousand dollars ($10,000) in the aggregate;

                        5.1.1.11. other than as contemplated in this Agreement, the Company shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Shareholder or any Related Party; and

                        5.1.1.12. neither the Company nor the Shareholders shall
            take or omit to take any action which would render any of the Shareholders' representations or warranties untrue or misleading, or which would be a breach of any of the Shareholders' covenants.

      5.2. No Material Changes. The Company shall not, without the prior written consent of Parent which consent shall not be unreasonably delayed or withheld, materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

                        5.2.1.1. no change shall be made in the Articles of Incorporation or Bylaws of the Company;

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                        5.2.1.2.  no change shall be made in the  authorized  or
            issued capital stock of the Company;

                        5.2.1.3. the Company shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

                        5.2.1.4. except as contemplated hereunder, no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of the Company; and

                        5.2.1.5. no change shall be made affecting the banking arrangements of the Company.

      5.3. Compensation. No increase shall be made in the compensation or employee benefits payable or to become payable to any director, officer, employee or agent of the Company, and no bonus or profit-sharing payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except in the ordinary course of business and consistent with prior practices.

      5.4. Notification. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Shareholders will promptly notify Parent of any event of which the Shareholders obtain knowledge which could have a material adverse effect on the business, assets, financial condition or prospects of the Company. The Shareholders shall have the right to update the Schedules to this Agreement immediately prior to Closing.

      6. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

      The obligation of the Company, the Shareholders, Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of Parent, the Company and the Shareholders:

      6.1. Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving Parent, any of its subsidiaries, the Shareholders or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Shareholders, the Company or Parent or its subsidiaries.

      6.2. Consents. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof, including, without limitation, the consents listed on
Schedule 6.2.

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      7. CONDITIONS TO OBLIGATIONS OF PARENT.

      All obligations of Parent to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Parent:

      7.1. Representations and Warranties. The representations and warranties contained in Section 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Shareholders in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

      7.2. Compliance with Agreements and Conditions. The Shareholders and the Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by him and/or by the Company prior to or on the Closing Date.

      7.3. Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

      7.4. Certificate of the Shareholders. The Shareholders shall have executed and delivered, or caused to be executed and delivered, to Parent one or more certificates, dated the Closing Date, certifying in such detail as Parent may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 7.1 through 7.3 above.

      7.5. Board Approval. This Agreement and the transactions contemplated hereby shall have been approved by the unanimous approval of the Parent's Board of Directors.

      7.6. Satisfactory Results of Inspection. The results of the inspection referred to in Section 2.1 hereof shall be satisfactory to the Parent in its sole discretion.

      8. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS.

      All of the obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Shareholders:

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      8.1.  Representations  and Warranties.  The representations and warranties contained in Section 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Parent in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

      8.2. Compliance with Agreements and Conditions. Parent and Merger Sub shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by Parent and/or Merger Sub prior to or on the Closing Date.

      8.3. Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, trading price of the Parent Shares or prospects of Parent and its subsidiaries, taken as a whole, shall have occurred, no substantial part of the assets of Parent and its subsidiaries, taken as a whole, shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had, or will have a material adverse effect on the business, assets, financial condition or prospects of Parent and its subsidiaries, taken as a whole.

      8.4.   Certificate   of  Parent.   Parent  shall  have  delivered  to  the
Shareholders a certificate, executed by an executive officer and dated the Closing Date, certifying to the fulfillment and satisfaction of the conditions specified in Sections 8.1 through 8.3 above.

      8.5. Tax Treatment. The Shareholders shall have satisfied themselves that at least forty percent (40%) of the Merger Consideration, in terms of fair value determined as of the Closing Date pursuant to the Code and the regulations and rulings thereunder, is in the form of the capital stock of the Parent.

      8.6. Legal Opinion. Parent shall have delivered to the Shareholders a legal opinion from Kirkpartick & Lockhart LLP addressed to the Shareholders and dated on the Closing Date in the form and substance substantially as set forth in Exhibit H.

9. INDEMNITY.

      9.1. Indemnification by Shareholders. Subject to Section 9.5, the Shareholders (hereinafter, collectively, called the "Shareholder Indemnitors") shall jointly and severally defend, indemnify and hold harmless Parent and Merger Sub and their direct and indirect parent corporations, subsidiaries (including the Company after Closing) and affiliates, their officers, directors, employees and agents (hereinafter, collectively, called "Parent Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Parent Losses"), suffered or incurred by any Parent Indemnitee by reason of, or arising out of:

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                        9.1.1.1.  any  misrepresentation,  breach of warranty or
            breach or non-fulfillment of any agreement of the Shareholders contained in this Agreement or in any certificate, schedule, instrument or document delivered to Parent by or on behalf of the Shareholders or the Company pursuant to the provisions of this
            Agreement  (without  regard  to  materiality   thresholds  contained
            therein); and

                        9.1.1.2.  any  liabilities  of the Company of any nature
            whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the Balance Sheet, and required to be shown therein in accordance with applicable GAAP, to the extent not reflected or reserved against in full in the Balance Sheet; or (ii) arising or occurring between January 1, 2004 and the Closing Date, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company.

      9.2. Indemnification by Parent. Subject to Section 9.5, Parent and Merger Sub (hereinafter called the "Parent Indemnitor") shall jointly and severally defend, indemnify and hold harmless the Shareholders (hereinafter called "Shareholder Indemnitees") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Shareholder Losses"), suffered or incurred by Shareholder Indemnitees by reason of or arising out of:

                        9.2.1.1. any misrepresentation, breach of warranty or breach or non-fulfillment of any material agreement of Parent contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Shareholders by or on behalf of Parent pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

                        9.2.1.2.  any  liabilities  of the Company of any nature
            whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, arising from Parent's ownership or operation of the Company after Closing, but only so long as such liability is not the result of an act or omission of the Company or any Shareholder occurring prior to the Closing. Parent Losses and Shareholder Losses are sometimes collectively referred to as "Indemnifiable Losses".

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9.3. Defense of Claims.

                        9.3.1.1. Each party seeking indemnification hereunder (an "Indemnitee"): (i) shall provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party arising after the Closing Date for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten
            (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action.

                        9.3.1.2. If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

                        9.3.1.3. If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

                                                                  EXECUTION COPY

      9.4. Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

      9.5. Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

            9.5.1. Time Limitation. No party shall be responsible hereunder for any Indemnifiable Loss unless the Indemnitee shall have provided such party with written notice containing a reasonable description of the claim, action or circumstances giving rise to such Indemnifiable Loss by December 31, 2006 (the period ended on that date is referred to herein as the "Indemnity Notice Period").

            9.5.2. Caps on Losses. The aggregate liability of the Shareholders after the Closing for Parent Losses shall be settled solely from the Escrowed Shares. No Shareholder shall be required to pay any amount of money in settlement of any Parent Loss, regardless of the nature of such Parent Loss. The Parent and Merger Sub shall look solely to the Escrowed Shares for any Parent Losses. The aggregate liability of Parent and Merger Sub after the Closing for Shareholder Losses shall not exceed the Merger Consideration paid to the Shareholders.

            9.5.3. Basket. No party shall have any liability hereunder for Indemnifiable Losses after the Closing, with respect to a breach of the representations and warranties contained herein, until the aggregate of all Indemnifiable Losses for which the Shareholder or Parent and Merger Sub as a group, as applicable, are responsible under this Agreement exceeds Twenty-Five Thousand ($25,000) Dollars (the "Basket"); provided that once such Basket is exceeded for the Shareholders or Parent and Merger Sub as a group, as applicable, the responsible party or parties shall be responsible for all Indemnifiable Losses, from the first dollar as if such Basket never existed, and further provided that this Section 9.5.3 shall not limit in any respect indemnity claims: (a) based upon fraud or intentional breach or intentional misrepresentation; (b) arising from a breach by the Parent Indemnitor of any covenant contained in this Agreement; (c) arising from a breach by the Shareholders of any representation or warranty contained in Section 3.2 hereof; or (d) related to any tax or tax liability of the Company for periods prior to the Closing Date. The parties hereto agree that the Escrowed Shares shall be held in escrow pursuant to the terms of the Escrow Agreement and any and all Parent Losses incurred or suffered by Parent shall be paid solely by the Shareholders by the return from the Escrow Agent of such number of Escrowed Shares, based on the average closing price of the Parent Common Stock for the immediately preceding ten (10) trading days from the date of notice to the Shareholders of such Parent Losses.

10. TERMINATION.

      10.1. Termination. This Agreement may be terminated at any time on or prior to the Closing:

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                                                                  EXECUTION COPY

                        10.1.1.1.   By  mutual   consent   of  Parent   and  the
            Shareholders; or

                        10.1.1.2. At the election of Parent if: (i) any Shareholder has breached or failed to perform or comply with any of his representations, warranties, covenants or obligations under this Agreement; (ii) any of the conditions precedent set forth in Section 6 or 7 is not satisfied as and when required by this Agreement; or
            (iii) the Closing has not been consummated by October 15, 2005; or

                        10.1.1.3. At the election of the Shareholders if: (i) Parent or the Merger Sub has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; (ii) any of the conditions precedent set forth in Section 6 or 8 is not satisfied as and when required by this Agreement; or (iii) if the Closing has not been consummated by October 15, 2005.

      10.2. Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this Section 10 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under Sections 2.2 and 2.3; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

11. MISCELLANEOUS.

      11.1. Notices.

                        11.1.1.1. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of four (4) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

                                                                  EXECUTION COPY

(i)      If to Parent of Merger Sub:            Paradigm Holdings Corporation
                                                2600 Towers Oaks Blvd.
                                                Suite 500
                                                Rockville, Maryland 20852
                                                Attn: Raymond Huger

         with a copy to:                        Kirkpatrick & Lockhart LLP
                                                201 South Biscayne Blvd.
                                                Suite 2000, Miami Center
                                                Miami, Florida 33131
                                                Attn: Clayton E. Parker, Esq.

(ii)                                            If to a Shareholder:
                                                The name and address
                                                as listed on the
                                                Exhibit A attached
                                                hereto.

(ii)                                            If to the Company:
                                                Blair Technology
                                                Group 3375 Lynnwood
                                                Drive Altoona,
                                                Pennsylvania 16602
                                                Attn: Thomas J. Kristofco

         with a copy to:                        Buchanan Ingersoll PC
                                                213 Market Street, 3rd Floor
                                                Harrisburg, PA 17101
                                                Attn:    Michael L. Hund, Esq.

                        11.1.1.2. Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

      11.2. Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing, subject to the limitations of Section 9.5.

      11.3. Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

                                                                  EXECUTION COPY

      11.4. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the state or federal courts in Montgomery County, Maryland, U.S.A. Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Montgomery County, Maryland. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in Montgomery County, Maryland.

      11.5. Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that no Shareholder may assign this Agreement or any rights hereunder, in whole or in part.

      11.6. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

      11.7. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

      11.8. Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

                                                                  EXECUTION COPY

      11.9. Expenses. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent, the Company or the Shareholders as each party incurs such expenses. Notwithstanding the foregoing, the Parent shall pay the cost of any audit or review services associated with the Company's financial statements incurred after the date hereof.

      11.10. Finder's Fees. Parent represents to the Shareholders and the Company that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Parent to be paid for or on account of the transactions contemplated hereby. The Shareholders represent to Parent that no broker, agent, finder or other party has been retained by Shareholders or the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Shareholders or the Company to be paid for or on account of the transactions contemplated hereby.

      11.11. Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

      11.12. Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

      11.13. Opportunity to Hire counsel; Role of Kirkpatrick & Lockhart LLP. The Shareholders acknowledge that they have been advised and have been given an opportunity to hire counsel with respect to this Agreement and the transactions contemplated hereby. The Shareholders further acknowledge that the law firm of Kirkpatrick & Lockhart LLP has solely represented the Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby and no other person.

      11.14. Time is of the Essence. It is understood and agreed among the parties hereto that time is of the essence in this Agreement and this applies to all terms and conditions contained herein.

      11.15. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.



                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

                                                                  EXECUTION COPY

      IN WITNESS WHEREOF, the parties have executed this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                      PARENT:

                                      PARADIGM HOLDINGS CORPORATION

                                      By:    /s/ Frank Jacovac
                                        ----------------------------------------
                                      Name:  Frank Jacovac
                                      Title: President and Chief Operating
                                             Officer


                                      MERGER SUB:

                                      PARADIGM SOLUTIONS INTERNATIONAL, INC.

                                      By:    /s/ Frank Jacovac
                                        ----------------------------------------
                                      Name:  Frank Jacovac
                                      Title: President and Chief Operating
                                             Officer


                                      SHAREHOLDERS:

                                      /s/ Thomas J. Kristofco
                                      ------------------------------------------
                                      Thomas J. Kristofco

                                      /s/ Stephen M. Fochler
                                      ------------------------------------------
                                      Stephen M. Fochler

                                      /s/ Robert J. Duffy
                                      ------------------------------------------
                                      Robert J. Duffy



                                      THE COMPANY:

                                      BLAIR MANAGEMENT SERVICES, INC.
                                      t/d/b/a BLAIR TECHNOLOGY GROUP

                                      By:    /s/ Thomas J. Kristofco
                                        ----------------------------------------
                                      Name:  Thomas J. Kristofco
                                      Title: President

                                    EXHIBIT A


                 SHAREHOLDERS OF BLAIR MANAGEMENT SERVICES, INC.


                                                                              Number of               Total Number of
                                                                          Blair Management           Paradigm Holdings
                                                                           Services, Inc.               Corporation
Name                                Address                                 Shares Owned           Shares to be Received
                                    330 Deer Run Road
                                    --------------------------------    --------------------     ---------------------------
Thomas J. Kristofco                 Hollidaysburg, PA 16648                            200                         Tbd
                                    549 Devonshire Drive
Stephen M. Fochler                  Hollidaysburg, PA 16648                             50                         Tbd
                                    22 Meetinghouse Lane
Robert J. Duffy                     Springfield, PA 19064                               50                         Tbd



                                   EXHIBIT A-1